UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2026

REPAY HOLDINGS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38531	98-1496050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3060 Peachtree Road NW Suite 1100
Atlanta, Georgia		30305
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 404 504-7472

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RPAY	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 13, 2026, Repay Holdings Corporation (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with PCP Managers II, L.P.

Pursuant to the Cooperation Agreement, the Board of Directors of the Company (the “Board”) (i) increased the size of the Board from six (6) to seven (7) members and (ii) appointed Zachary F. Sadek to the Board to fill the newly created vacancy resulting from the increase in the size of the Board, effective July 13, 2026, with an initial term expiring at the Company’s 2027 annual meeting of stockholders (including any adjournments, postponements, reschedulings or continuations thereof, the “2027 Annual Meeting”). The Company further agreed to nominate Mr. Sadek as a candidate for election to the Board at the 2027 Annual Meeting, provided that such obligation will terminate automatically upon Mr. Sadek’s departure from the Board.

The Cooperation Agreement also contains certain customary standstill restrictions and confidentiality obligations, which will remain in effect until the earlier of (i) thirty (30) calendar days after the date of Mr. Sadek’s departure from the Board and (ii) the first day following the conclusion of the 2027 Annual Meeting, subject to certain exceptions.

The information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Cooperation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Cooperation Agreement described in Item 1.01 above, the Board appointed Mr. Sadek as a member of the Board, effective July 13, 2026, with an initial term expiring at the 2027 Annual Meeting.

Mr. Sadek, age 46, is a Senior Partner at Parthenon Capital Partners (“Parthenon Capital”), an affiliate of one of the Company’s largest stockholders. He has more than two decades of experience investing in and advising companies across the payments, financial technology, business services and software sectors. Prior to joining Parthenon Capital in 2004, Mr. Sadek worked in investment banking at Dresdner Kleinwort Wasserstein (f/k/a Wasserstein Perella) in Chicago, where he served as an analyst specializing in mergers and acquisitions. Mr. Sadek currently serves on the board of directors of BirchStreet, Cardworks, DaySmart, eSecLending, eTix, KBRA, Libra Solutions, Pavilion Payments, Payroc World Access, and Zelis and has previously served as a board member of several technology and services companies. He earned his A.B. with Honors and A.M. from the University of Chicago and his M.B.A. from Columbia Business School.

Upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board has determined that Mr. Sadek qualifies as an “independent director” as defined under the NASDAQ Stock Market LLC listing standards and the Company’s director independence standards, as adopted by the Board.

In connection with his service as a director, Mr. Sadek is eligible to participate in the Company’s compensation arrangements for non-employee directors as in effect from time to time, as described in the Company’s annual proxy statement filed with the U.S. Securities and Exchange Commission on May 11, 2026. Mr. Sadek will also enter into the Company’s standard form of indemnification agreement for directors.

Other than the Cooperation Agreement, there are no arrangements or understandings between Mr. Sadek and any other persons pursuant to which Mr. Sadek was appointed as a member of the Board, and Mr. Sadek does not have any transactions with the Company reportable under Item 404(a) of Regulation S-K. Additionally, there is no family relationship between any director or executive officer of the Company and Mr. Sadek.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Item 7.01 Regulation FD Disclosure.

On July 13, 2026, the Company issued a press release announcing Mr. Sadek’s appointment to the Board and the Company’s entry into the Cooperation Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Cooperation Agreement, dated July 13, 2026, by and between the Company and PCP Managers II, L.P.
99.1	Press release issued July 13, 2026 by Repay Holdings Corporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repay Holdings Corporation

Date:	July 14, 2026	By:	/s/ Tyler B. Dempsey
General Counsel and Corporate Secretary